Exhibit 4.6
WAIVER AND AMENDMENT NO. 4
TO UNCOMMITTED MASTER SHELF AGREEMENT
As of February 28, 2007
Insurance Services Office, Inc.
545 Washington Boulevard
Jersey City, NJ 07310-1686
Ladies and Gentlemen:
     Reference is made to that certain Uncommitted Master Shelf Agreement, dated as of June 13, 2003 (as amended by Amendment No. 1 to Note Purchase and Master Shelf Agreement, dated as of February 1, 2005, Amendment No. 2 to Note Purchase and Master Shelf Agreement, dated as of June 13, 2005, Amendment No. 3 to Note Purchase and Master Shelf Agreement, dated as of January 23, 2006, and as further amended from time to time, the “Shelf Agreement”), among Insurance Services Office, Inc., a Delaware corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, U.S. Private Placement Fund, Baystate Investments, LLC, United of Omaha Life Insurance Company (collectively, the “Series A Purchasers”), and each Prudential Affiliate which has become bound by certain provisions of the Agreement (as provided therein) (together with the Series A Purchasers, the “Purchasers”), and Prudential Investment Management, Inc. (“Prudential”), on the other, whereby the Company issued and sold its (i) 4.11% Series B Senior Notes due June 10, 2007 (the “Series B Notes”), (ii) 4.12% Series C Senior Notes due June 28, 2007 (the “Series C Notes”), (iii) 4.46% Series D Senior Notes due June 13, 2009 (the “Series D Notes”) and (iv) 4.59% Series E Senior Notes due June 13, 2011 (the “Series E Notes”), and proposes to issue additional Shelf Notes (as defined in the Shelf Agreement) (such additional Shelf Notes, together with the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes are referred to herein, collectively, as the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Shelf Agreement. This Waiver and Amendment No. 4 to Uncommitted Master Shelf Agreement shall be referred to herein as this “Agreement”.
     Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Shelf Agreement, the parties hereto agree as follows:
     1. AMENDMENTS.
     Subject to the satisfaction of the conditions set forth in Section 3 hereof:
     a. Paragraph 1B (Authorization of Issue of Shelf Notes) is hereby amended by deleting the reference to “$250,000,000” appearing therein and replacing it with “$450,000,000”.

     b. Paragraph 2B(2) (Issuance Period) is hereby amended by deleting “February 1, 2008” in clause (i) and replacing it with “February 28, 2010.”
     c. Paragraph 5A (Financial Statements; Notice of Defaults) of the Shelf Agreement is hereby amended by renumbering clauses (iv) and (v) as clauses (v) and (vi), respectively, and adding a new clause (iv) to read as follows:
     “(iv) promptly upon the execution thereof, a copy of each document relating to the creation, incurrence or assumption of Indebtedness by the Company or any Subsidiary or any modification thereof (or any modification of the indenture or other agreement underlying such Indebtedness);”.
     2. WAIVER.
     a. Waivers. Subject to the satisfaction of the conditions set forth in Section 3, hereof, each Purchaser hereby waives:
     (i) the Event of Default arising under Section 7A(vi) caused by the Company’s failure to comply with (A) Section 5.09 of that certain Credit Agreement, dated as of February 23, 2006 (the “Citibank Agreement”), between the Company and Citibank, N.A. (as successor by merger to Citibank, F.S.B). (“Citibank”), (B) Section 5.09 of that certain Credit Agreement, dated as of February 23, 2006 (the “JPMorgan Agreement”, and together with the Citibank Agreement, collectively, the “Credit Agreements”), between the Company and JPMorgan Chase Bank, N.A. (“JPMorgan”) and (C) any similar provisions contained in any of the Company’s other indebtedness set forth on Schedule 8G hereto (which provisions are deemed to be incorporated into the Shelf Agreement pursuant to paragraph 5M thereof (Most Favored Lender Status)), solely to the extent of the Company’s failure to (1) notify the Purchasers that it had acquired Xactware Solutions, Inc., a Delaware corporation (“Xactware”) and (2) cause Xactware to enter into a Guarantee of the Company’s obligations under the Notes and the Shelf Agreement and deliver the legal opinion and other documentation required to be delivered under such section, in each case within 30 days of such notice;
     (ii) the Event of Default arising under Section 7A(vi) caused by the Company’s failure to comply with paragraph 5M (Most Favored Lender Status) solely to the extent of the Company’s failure to deliver amendments to the Shelf Agreement incorporating the more favorable provisions contained in (A) the Credit Agreements, (B) that certain Uncommitted Master Shelf Agreement, dated as of July 10, 2006 (the “Principal Shelf Agreement”), among Principal Global Investors, LLC, Principal Life Insurance Company and each other Principal Affiliate (as defined therein) party thereto (collectively, the “Principal Noteholders”), (C) that certain Grid Time Promissory Note, dated as of August 29, 2006 (the “MSB Note”), between the Company and Morgan Stanley Bank (“MSB”) in the aggregate principal amount of up to $50,000,000, (D) that certain 364-Day Revolving Credit Loan Agreement, dated August 26, 2003 (the “BofA Agreement”), by and among the Company and Bank of America, N.A. (successor by merger to Fleet National Bank) (“BofA”, and together with Citibank, JPMorgan and the Principal Noteholders, the “Lenders”), (E) that certain Master Note, dated as of January

23, 2006, as amended on September 30, 2006 (the “Citibank Note”), between the Company and Citibank, in the aggregate principal amount of up to $30,000,000, and (F) that certain Grid Time Promissory Note, dated as of January 23, 2006, as amended on September 30, 2006 (the “JPMorgan Note”), between the Company and JPMorgan, in the aggregate principal amount of up to $50,000,000;
     (iii) any Event of Default arising under Section 7A(v) caused by the Company’s failure to comply with paragraph 6B (Priority Debt) and paragraph 6I (Guarantees) solely to the extent that such failure resulted from the Company’s failure to deliver a Guarantee to the Purchasers from each of ISO Claims Services, Inc., a Delaware corporation, ISO Investment Holdings, Inc., a Delaware corporation, ISO Services, Inc., a Delaware corporation, Air Worldwide Corporation, a Delaware corporation, and Xactware (collectively, the “Guarantors”); and
     (iv) the Events of Default arising under paragraph 7A(iii) caused by the Company’s failure to deliver an amendment of (A) the BofA Agreement to BofA, incorporating any more favorable provisions contained in the JPMorgan Agreement, the Citibank Agreement, the Principal Shelf Agreement, the MSB Note, the Citibank Note and the JPMorgan Note, as required under Section 6.10 of the BofA Agreement (B) the JPMorgan Agreement to JPMorgan and the Citibank Agreement to Citibank, incorporating any more favorable provisions contained in the Principal Shelf Agreement and the MSB Note, in each case as required under Section 6.08 of such agreements and (C) the Principal Shelf Agreement incorporating any more favorable provisions contained in the MSB Note, as required under Section 5K of the Principal Shelf Agreement.
     b. Effect of Waiver. Except as expressly provided herein, (i) no terms or provisions of the Shelf Agreement or any other agreement are modified or changed by this Agreement, and (ii) the terms of this Agreement shall not operate as a waiver by the Purchasers of, or otherwise prejudice the Purchaser’s rights, remedies or powers under, the Shelf Agreement or under any applicable law, and all of such rights, remedies and powers are hereby expressly reserved.
     3. CONDITIONS TO EFFECTIVENESS.
     a. Executed Counterparts. Prudential shall have received a counterpart of this Agreement executed by the Company.
     b. Representations and Warranties. The representations and warranties contained in Section 4 below shall be true on and as of the date hereof.
     c. Facility Fee. The Company shall have paid Prudential a fee, by wire transfer of immediately available funds, in the amount of $50,000.
     d. Company Documents. The Company shall have delivered to Prudential fully executed copies of the following documents, each in form and substance satisfactory to Prudential and in full force and effect:

     (i) Waivers and Amendments under other Facilities — a separate waiver agreement from each of JPMorgan, Citibank, the Principal Noteholders, MSB and BofA waiving any defaults or events of default existing under the JPMorgan Agreement, the Citibank Agreement, the Principal Shelf Agreement, the MSB Note and the BofA Agreement, as applicable;
     (ii) Guarantees; Related Documentation — a Guarantee executed by each Guarantor, together with a legal opinion, secretary’s certificate (attaching its bylaws, certificate of incorporation and authorizing resolutions and incumbency and specimen signatures of the officers executing documents in connection therewith) and a good standing certificate dated as of a recent date; and
     (iii) Consent and Agreement to Sharing Agreement — the Consent and Agreement (the “Consent and Agreement”, and together with this Agreement and the Guarantee from each Guarantor, the “Documents”) to the Amended and Restated Sharing Agreement, dated as of the date hereof (the “Sharing Agreement”), among Prudential and certain of the Company’s other lenders, executed by the Company and each Guarantor.
     e. Sharing Agreement. The Sharing Agreement shall have been fully executed and delivered and shall be in full force and effect and Prudential shall have received a fully executed copy thereof.
     4. REPRESENTATIONS AND WARRANTIES. To induce you to enter into this Agreement, the Company represents, warrants and acknowledges as follows:
     a. Each of the representations and warranties set forth in paragraph 8 of the Agreement is true on and as of the date hereof (by reference to the attached updated Schedules and not the Schedules attached to the original Shelf Agreement).
     b. The execution, delivery and performance by the Company and each Subsidiary of the Documents to which it is a party (i) is within its corporate power and (ii) is legal and does not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company or any Subsidiary under the provisions of: (A) any charter, instrument or bylaw to which it is a party or by which it or any of its property may be bound, (B) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to it or its property, or (C) any agreement or instrument to which it is a party or by which it or any of its properties may be bound or any statute or other rule or regulation of any governmental authority applicable to it or its properties, except where such conflict, breach, default or Lien could not reasonably be expected to have a Material Adverse Effect.
     c. The Documents has been duly authorized, executed and delivered by a duly authorized officer of the Company and each Guarantor, as the case may be, and constitutes the legal, valid and binding obligations of the Company and such Guarantor, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.
     d. After giving effect to this Agreement and the waivers and amendments required under Section 3(d), no Default or Event of Default has occurred and is continuing.
     e. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or administrative or governmental body or third party is required in connection with the execution, delivery or performance by the Company and each Guarantor of the Documents to which it is a party.
     f. Neither the Company nor any of its Subsidiaries (i) is listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Order (such other lists are referred to herein, collectively, as the “Other Lists”; the SDN List and the Other Lists are referred to herein, collectively, as the “Lists”), (ii) has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders in respect thereof, (iii) is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or similar prohibitions contained in the rules and regulations of OFAC or any enabling legislation or other Executive Orders in respect thereof, and (iv) is failing to comply in any material way with the requirements of Executive Order No. 13224 (Sept. 23, 2001) and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders in respect thereof.
     5. MISCELLANEOUS.
     a. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     b. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.
[signature pages follow]

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President

U.S. PRIVATE PLACEMENT FUND
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President

BAYSTATE INVESTMENTS, LLC
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Assistant Vice President

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST
By:	Prudential Investment Management, Inc., as Investment Manager

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as Investment Manager

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment Management (Japan), Inc., as Investment Manager
By:	Prudential Investment Management, Inc., as Sub-Adviser

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

	By: Name:	/s/ Yvonne Guajardo Yvonne Guajardo
	Title:	Vice President
INSURANCE SERVICES OFFICE, INC.

By: Name:	/s/ Kenneth G. Geraghty Kenneth G. Geraghty
Title:	Executive Vice President